Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Stockholders and Board of Directors
DiamondCluster International, Inc.:
We consent to incorporation by reference in the registration statements (Nos. 333-31965, 333-88155, 333-92213, 333-50834, 333-47830, 333-64276, 333-71208, 333-64278 and 333-67899) on Form S-8 of DiamondCluster International, Inc. of our reports dated June 14, 2006, with respect to the consolidated balance sheets of DiamondCluster International, Inc. as of March 31, 2005 and 2006, the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2006, the financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 and the effectiveness of internal control over financial reporting as of March 31, 2006, which reports appear in the annual report on Form 10-K of DiamondCluster International, Inc. for the fiscal year ended March 31, 2006.
(signed) KPMG LLP
Chicago, Illinois
June 14, 2006